Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SENIOR SECURED NOTE

$2,595,000.00	May 30, 2008

Subject to the terms and conditions of this Note, for good and valuable consideration received, EDIETS.COM, INC., a Delaware corporation (the “Company”), promises to pay to the order of Prides Capital Fund I, L.P. or its assigns (“Holder”), the principal amount of Two Million Five-Hundred Ninety-Five Thousand and 00/100 Dollars ($2,595,000.00), as increased as provided in Section 2 below, and interest thereon as provided herein. This Note is issued pursuant to the Note and Warrant Purchase Agreement, dated as of May 30, 2008 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective purchaser(s) named therein and is subject to the terms thereof and the Holder is entitled to the benefits and rights therein. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, and to which the Company, by the issuance of this Note, and the Holder, by the acceptance of this Note, agrees:

1. Payments.

1.1 Payment Obligation. Unless paid earlier as provided herein, the Company shall pay all principal and accrued interest under this Note on June 30, 2011 (the “Maturity Date”). All payments of principal and/or interest under this Note will be made by electronic wire transfer to an account designated by the Holder.

1.2 Optional Prepayment. All or any portion of the principal and accrued and unpaid interest under this Note may be paid prior to the Maturity Date without the written consent of the Holder upon fifteen (15) days prior written notice to the Holder, provided, however, that (i) if any such prepayment is made on or before June 30, 2009, such prepayment shall include a prepayment premium of 5% of the prepaid amount, and (ii) if any such prepayment is made after June 30, 2009 and on or before June 30, 2010, such prepayment shall include a prepayment premium of 3% of the prepaid amount, and provided, further, that any such prepayment made pursuant to subclause (i) or (ii) of this Section 1.2 shall include accrued interest on the amount so prepaid.

1.3 Mandatory Prepayment. Not later than 15 days after the closing of any public or private sale by the Company of its equity except for Exempt Sales (as defined below), the Company shall prepay 100% of the outstanding Notes plus any accrued and unpaid interest to the date of such prepayment, provided, however, that (i) if any such prepayment is made on or before June 30, 2009, such prepayment shall include a prepayment premium of 5% of the prepaid amount, and (ii) if any such prepayment is made after June 30, 2009 and on or before June 30, 2010, such prepayment shall include a prepayment premium of 3% of the prepaid amount, and provided, further, that any such prepayment made pursuant to subclause (i) or (ii) of this Section 1.3 shall include accrued interest on the amount so prepaid. For the purposes of this Section 1.3, “Exempt Sales” shall mean the issuance of shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) issued or to be issued after the date hereof (i) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase, stock option or employee benefit plans or other arrangements that are approved by the board of directors of the Company; (ii) upon conversion of any options, warrants or other rights to acquire shares of Common Stock that are outstanding on the day immediately preceding the date hereof, provided, however, that the terms of such options, warrants or rights are not amended, modified or changed on or after the date hereof; or (iii) in connection with shares of Common Stock issued as consideration for the acquisition of another company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the board of directors of the Company and provided that after giving effect to such acquisition the Company is the surviving entity.

2. Interest. Interest (computed on the basis of a 360-day year and for the actual number of days in the respective period) shall accrue daily and is payable quarterly (on March 31, June 30, September 30 and December 31), commencing on June 30, 2008, on the unpaid principal amount of this Note then outstanding at the rate of eighteen percent (18%) per annum from and after the date of this Note and, unless paid earlier as provided herein, shall be paid on the Maturity Date. Accrued interest shall be paid in cash on the respective interest payment date provided that the Holder has notified the Company of its election to have such payment made in cash not less than 15 days prior to such payment date, and provided, further, that if such notice is not given, such accrued interest shall be capitalized and added to the principal amount of this Note. Each amount so capitalized shall be considered part of the principal amount outstanding under this Note and shall bear interest as provided in the first sentence of this Section 2.

3. Optional Conversion. The Holder shall have the sole right, but not the obligation, on the Maturity Date to convert all or any portion of the unpaid principal amount of this Note, in an amount not less than $100,000 (such portion hereinafter referred to as a “Conversion Portion”), into the Company’s Common Stock. In the event the Holder elects to convert any Conversion Portion into Common Stock, such Conversion Portion shall convert into that number of shares of Common Stock of the Company as shall equal such Conversion Portion divided by $4.67134.

4. Events of Default.

4.1 The occurrence of any of the following events shall be deemed to constitute an “Event of Default” hereunder: (a) the failure of the Company to pay the principal of this Note, together with all accrued interest, on the Maturity Date; (b) (i) the failure of the Company to comply with any provision set forth in Section 4 of the Note Purchase Agreement or (ii) the failure of any Note Party to comply with any provision applicable to it set forth in any Note Document (other than as set forth in clause (a) or (b)(i) above), and such failure with respect to this clause (b)(ii) shall continue unremedied for a period of thirty (30) days; (c) the failure of any Note Party to pay any amount when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any indebtedness (other than indebtedness evidenced by this Note) in a principal amount of at least $100,000 and such failure shall continue after the applicable grace period, if any, in the agreement relating to such indebtedness; or any other event shall occur or condition shall exist under any agreement relating to any such indebtedness and shall continue after the applicable grace period, if any, specified in such agreement, if the effect of such event or condition is to accelerate, or to permit the holder thereof to cause, such indebtedness to mature, (d) any representation or warranty made by any Note Party in any Note Document shall prove to have been incorrect when made in any material respect; (e) the entry of a judgment against any Note Party in the amount of $500,000 or more, if thirty (30) days have elapsed and the judgment has not been vacated, satisfied, or dismissed, and the enforcement of the judgment has not been stayed pending appeal; and (f) any Liquidation Event (as defined below). As used herein, “Liquidation Event” means the occurrence or institution by or against any Note Party of (i) any bankruptcy, reorganization, receivership or insolvency proceeding, (ii) any appointment of a receiver or custodian for all or a substantial portion of the property of any Note Party; (iii) any assignment for the benefit of, or composition or arrangement with, the creditors of any Note Party (whether or not pursuant to bankruptcy or other insolvency laws), (iv) any sale of all or substantially all of the assets of any Note Party, or (v) any dissolution, liquidation, or other marshalling of the assets and liabilities of any Note Party.

4.2 If there shall occur (a) any Liquidation Event, the entire unpaid principal and accrued interest on this Note shall automatically become and be forthwith due and payable, without any requirement by the Holder to give notice, present the Note, make demand, protest or give other notice of any kind of character, all of which are hereby expressly waived, anything herein to the contrary notwithstanding, and (b) any Event of Default (other than a Liquidation Event), then the Holder may declare the entire unpaid principal and accrued interest on this Note immediately due and payable, by notice in writing to the Company, whereupon the entire unpaid principal and accrued interest on this Note shall automatically become and be forthwith due and payable, without any further requirement by the Holder to present the Note, make demand, protest or give other notice of any kind of character, all of which are hereby expressly waived, anything herein to the contrary notwithstanding.

5. Offer to Repurchase. Within two (2) days of the Company obtaining knowledge that any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), other than (a) Prides Capital Partners, LLC (“Prides”) and any of its affiliates or (b) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) in which Prides is a member, has acquired at least 25% of the Company’s Common Stock (exclusive of such Common Stock acquired by any Person directly from Prides or any of its affiliates in a private transaction executed on or off the securities exchange or over-the-counter market on which the Company’s securities are then traded) or the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, the Company shall offer in writing to repay this Note from the Holder for a purchase price equal to 100% of the outstanding principal amount of this Note as of the date of such repayment, plus (i) any accrued and unpaid interest due under this Note as of the date of such repayment and (ii) (x) a repayment premium of 5% of the repaid amount, if such repayment is made on or before June 30, 2009 and (y) a repayment premium of 3% of the prepaid amount, if such repayment is made after June 30, 2009 and on or before June 30, 2010. The Holder shall have 30 days following receipt of such written offer in which to provide the Company with written acceptance of the Company’s offer to repay this Note. The closing on the repayment of the Note shall occur not later than five (5) days following the delivery of the Holder’s written acceptance.

6. Expenses; Indemnity.

6.1 The Company shall pay all reasonable out-of-pocket expenses incurred by the Holder (including the reasonable fees, costs and disbursements of any counsel for the Holder), in connection with the enforcement of its rights under this Note and the other Note Documents, including all such out-of-pocket expenses incurred during any workout, restructuring or related negotiations.

6.2 The Company shall indemnify the Holder and each of its partners, directors, officers, employees, agents and advisors (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Note, any other Note Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, brought by a third party; provided, that such indemnity shall not be available to any Indemnitee if any of the Indemnitees initiate any such claim, litigation, investigation or proceeding; provided further, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

6.3 The Company hereby agrees that none of the Indemnitees shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its affiliates or any of their respective officers, directors, employees, agents and advisors, and the Company hereby agrees not to assert any claim against any Indemnitee, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Note Documents, the actual or proposed use of the proceeds of the Note or any of the transactions contemplated by the Note Documents.

7. Assignment. Subject to any legal limitations arising under the securities laws, the Holder has the right to transfer all or any portion of this Note to any other entity as provided in the Note Purchase Agreement. The rights and obligations of the Company and the Holder will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of at least 51% in principal amount of the Notes at the time then outstanding.

9. Notices. Any notice shall be deemed to have been duly given if personally delivered or sent by United States mail or by facsimile transmission confirmed by letter in the case of the Company, at eDiets.com, Inc., 1000 Corporate Drive, Suite 600, Ft. Lauderdale, Florida 33334, Attn: General Counsel, Tel: 954-703-6375, Fax: 954-727-2601, and in the case of the Holder, at Prides Capital Fund I, L.P., c/o Prides Capital Partners, LLC, 200 High Street, Suite 700, Boston, Massachusetts 02110, Attn: Hank Lawlor, Tel: 617-778-9200, Fax: 617-778-9299, or in each case at such other address as is noticed to the respective party in accordance with the terms hereof, and will be deemed given, unless earlier received (i) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mails, postage prepaid; (ii) if sent by United States Express Mail, two calendar days after being deposited in the United States mails, postage prepaid; (iii) if sent by facsimile transmission, on the date sent provided confirmatory notice was sent by first-class mail, postage prepaid; and (iv) if delivered by hand, on the date of receipt. Any party hereto may by notice so given change its address for future notice hereunder.

10. Governing Law; Jurisdiction; Waiver of Jury Trial.

10.1 This Note shall be governed by and construed in accordance with the laws of the State of New York.

10.2 The Company hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State or Federal court of the United States of America sitting in the Borough of Manhattan, New York City, in any action or proceeding arising out of or relating to this Note or any other Note Document to which it is a party and irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Nothing in this Section 10 shall affect any right that any party may otherwise have to bring any action or proceeding relating to any Note Document in the courts of any jurisdiction. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (a) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of any Note Document in any New York State or Federal court and (b) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.3 THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE NOTE DOCUMENTS OR THE ACTIONS OF THE HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

11. Headings; References. All headings used herein are used for convenience only and will not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first set forth above.

COMPANY:

EDIETS.COM, INC.

By:	/s/ James A. Epstein
Name:	James A. Epstein
Title:	Secretary

Signature Page to Initial Note